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                                                                   EXHIBIT 10.35
                           INDEMNIFICATION AGREEMENT
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     INDEMNIFICATION AGREEMENT (the "Agreement") between Levi Strauss Associates
Inc., a Delaware corporation (the "Company"), and [NAME], a director of the Company (the "Indemnitee"), dated as of November 30, 1995.

     WHEREAS, the Indemnitee has agreed to serve on a special committee of the Company's Board of Directors (the "Special Committee") to be formed on November 30, 1995 for the purpose of evaluating an acquisition proposal from certain shareholders of the company.

     WHEREAS, the By-Laws of the Company provide for certain indemnification of the officers and directors of the Company;

     NOW THEREFORE, in consideration of the Indemnitee's agreement to serve on the Special Committee and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to the covenants set forth herein for the purpose of further securing to the Indemnitee the indemnification provided by the By-Laws of the Company:

     Section 1. In the event that the Indemnitee was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that the Indemnitee is or was serving at the request of the Company on the Special Committee, whether the basis of such proceeding is alleged action in an official capacity as a member of the Special Committee or in any other capacity while serving as a member of the Special Committee, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than Delaware law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement and Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith and such indemnification shall continue as to the Indemnitee after the Indemnitee has ceased to be a member of the Special Committee and shall inure to the benefit of the Indemnitee's heirs, executors, administrators, conservators and guardians; provided, however, that, except as
                                            --------  -------
provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred hereunder shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final
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disposition (hereinafter in "advancement of expenses"); provided, however, that,
                                                        --------  -------
if the DGCL requires an advancement of expenses incurred by the Indemnitee in his or her capacity as a member of the Special Committee to be made in advance of the final disposition of a proceeding, such advancement of expenses shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that the Indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise.

     Section 2. If a claim under Section 1 of this Agreement is not paid in full by the Company within sixty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company seeking to recover an advancement of expenses, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (I) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard if conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the Indemnitee has not met the applicable standard of conduct.

     Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Company's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. In the event that the Company maintains insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such as insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company.

     Section 5. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Agreement is a contractual right and shall not be altered or abrogated in any manner adverse to the Indemnitee by virtue of amendments to the Company's Restated Certificate of Incorporation or By-Laws, or applicable law.
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     IN WITNESS WHEREOF, the Company and the Indemnitee have executed this
Indemnification Agreement I duplicate on the day and year first above written.

                                        LEVI STRAUSS ASSOCIATES INC.


                                        By: __________________________
                                            Name:  Robert D. Haas
                                            Title: Chairman and
                                                   Chief Executive Officer

                                            ______________________________
                                            [NAME]
                                            (Indemnitee)